  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021 with respect to the audited consolidated financial statements of Sollensys Corp. for the nine months ended December 31, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
April 19, 2021